Exhibit 10.2
AMENDMENT NO. 1 TO INVESTOR RIGHTS AGREEMENT
AMENDMENT NO. 1 TO INVESTOR RIGHTS AGREEMENT (this “Amendment”), entered into as of , 2022, among (i) MultiPlan Corporation, a Delaware corporation (“PubCo”), (ii) Hellman & Friedman Capital Partners VIII, L.P., a Delaware limited partnership, in its capacity as the initial Seller Representative, (iii) Churchill Sponsor III LLC, a Delaware limited liability company (the “Sponsor”), (iv) Mark Tabak and (v) Dale White.
RECITALS:
WHEREAS, PubCo, the Seller Representative, the Sponsor and certain other entities and persons are parties to an Investor Rights Agreement, dated as of July 12, 2020 (as amended, supplemented or otherwise modified from time to time, the “Investor Rights Agreement”);
WHEREAS, (i) the Sellers and their Permitted Transferees collectively Beneficially Own Common Stock representing 15% or more of the Common Stock Beneficially Owned by the Sellers immediately after the Closing, (ii) the Sponsor, the Founder Holder and their respective Permitted Transferees collectively Beneficially Own Common Stock representing 15% or more of the Common Stock Beneficially Owned by the Sponsor immediately after the Closing and (iii) the H&F Holders, the Sponsor, Mark Tabak and Dale White hold in the aggregate more than fifty percent (50%) of the Registrable Securities Beneficially Owned by the Holders; and
WHEREAS, PubCo, the Seller Representative and the Sponsor desire to amend the Investor Rights Agreement in order to permit the expansion of the Board of Directors of PubCo in order to accommodate the appointment of Mark Tabak as Non-Executive Chairman and the appointment of Dale White as Chief Executive Officer of PubCo;
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
SECTION 1.Definitions. Except as otherwise defined in this Amendment, each term defined in the Investor Rights Agreement is used herein as defined therein.
SECTION 2.Amendment. Effective as of the Amendment Effective Date (as defined below), Section 2.1(a) of the Investor Rights Agreement is hereby amended by deleting it in its entirety and replacing it with the following provision:
    (a) Composition of the Board. At and following January 31, 2022, each of the Sponsor, the Sellers and PIF, severally and not jointly, agrees with PubCo to take all Necessary Action to cause (x) the Board to be comprised of (i) twelve (12) directors and (y) those individuals to be nominated in accordance with this Article II, initially (i) three (3) of whom have been nominated by the Seller Representative, initially Allen Thorpe, Hunter Philbrick and Paul Emery, and thereafter designated pursuant to Section 2.1(b) or Section 2.1(f) of this Investor Rights Agreement (each, a “Seller Director”), (ii) three (3) of whom have been nominated by the Sponsor, initially Michael Klein, Glenn August and an additional individual designated pursuant to Section 2.1(c), and thereafter designated pursuant to Section 2.1(c) or Section 2.1(f) of this Investor Rights Agreement (each, a “Sponsor Director”), (iii) four (4) of whom have been nominated pursuant to Section 2.1(d) or Section 2.1(f) (each, an “Independent Director”), (iv) one of whom shall be the chief executive officer of PubCo (the “CEO Director”) and (v) one of whom shall be the non-executive chairman of the Board for so long as Mark Tabak serves in that role; provided that the Board size shall be comprised of eleven (11) directors at the time Mr. Tabak is no longer serving as a director of the Board. At and following the Closing, each of the Sponsor, the Sellers and PIF, severally and not jointly, agrees with PubCo to take all Necessary Action to cause the foregoing directors to be divided into three classes of directors, with each class serving for staggered three year-terms, and at least one Seller Director and one Sponsor Director in each class of directors. The initial term of the Class I directors shall expire immediately following PubCo’s 2021 annual meeting of stockholders at which directors are elected. The initial term of the Class II directors shall expire immediately following PubCo’s 2022 annual meeting of stockholders at which directors are elected. The initial term of the Class III directors shall expire immediately following PubCo’s 2023 annual meeting at which directors are elected.
SECTION 3.Conditions to Effectiveness of this Amendment. This Amendment shall become effective as of 12:01 a.m. (New York City time) on the date (such date, the “Amendment Effective Date”) that each of PubCo, the Seller Representative, the Sponsor, Mark Tabak and Dale White has executed and delivered counterparts of this Amendment in accordance with Section 5.4(b) of the Investor Rights Agreement.
SECTION 4.Miscellaneous.
(a)On and after the Amendment Effective Date, (i) each reference in the Investor Rights Agreement to “this Investor Rights Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Investor Rights Agreement shall mean and be a reference to the Investor Rights Agreement after giving effect to this Amendment.
(b)Except as specifically modified or waived by this Amendment, the Investor Rights Agreement, shall remain in full force and effect and is hereby ratified and confirmed. The execution, delivery and performance of this Amendment shall not constitute a waiver of any provision of the Investor Rights Agreement, except as specifically provided herein.
(c)This Amendment may be executed and delivered in one or more counterparts and by fax, email or other electronic transmission, each of which shall be deemed an original and all of which shall be considered one and the same agreement.
(d)This Amendment shall be construed in accordance with and governed by the Law of the State of Delaware.
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their proper and duly authorized officers as of the day and year first above written.
MULTIPLAN CORPORATION

By: /s/ James M. Head
Name: James M. Head
Title: Executive Vice President

[Signature Page to Amendment No. 1 to Investor Rights Agreement]

HELLMAN & FRIEDMAN CAPITAL PARTNERS VIII, L.P.

By: HELLMAN & FRIEDMAN INVESTORS VIII, L.P.
Its:    General Partner

By: H&F CORPORATE INVESTORS VIII, LTD.
Its:    General Partner

By: /s/ Hunter Philbrick
Name:    Hunter Philbrick
Title:    Managing Director

CHURCHILL SPONSOR III

By: /s/ Jay Taragin
Name:    Jay Taragin
Title:    Authorized Person

[Signature Page to Amendment No. 1 to Investor Rights Agreement]

/s/ Mark Tabak
Mark Tabak

[Signature Page to Amendment No. 1 to Investor Rights Agreement]

/s/ Dale White
Dale White

[Signature Page to Amendment No. 1 to Investor Rights Agreement]